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                                                                    EXHIBIT 23.2


             [NSA NETHERLAND, SEWELL & ASSOCIATES, INC. LETTERHEAD]


           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


         We hereby consent to the reference to our firm and to our report dated February 11, 2002 presenting estimated reserves and future revenue for the oil and gas properties of NEG Operating LLC, in NEG Operating LLC's Annual Report on Form 10-K for the year ended December 31, 2001.

                                        NETHERLAND, SEWELL & ASSOCIATES, INC.




                                        By: /s/ FREDERIC D. SEWELL
                                            ------------------------------------
                                            Frederic D. Sewell
                                            Chairman and Chief Executive Officer

Dallas, Texas
March 14, 2002